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                                                                    EXHIBIT 23.1



                       CONSENT OF INDEPENDENT ACCOUNTANTS


        We consent to the incorporation by reference in this Registration Statement of Novavax, Inc. on Form S-8 of our report dated March 17, 1999, except for the fourth paragraph of Note 1 which is as of April 14, 1999, relating to the consolidated financial statements which appear in Novavax, Inc.'s Annual Report on Form 10-K for the year ended December 31, 1998. We also consent to the reference to us under the heading "Experts" in such Registration Statement.


/s/ PRICEWATERHOUSECOOPERS LLP

PricewaterhouseCoopers LLP

McLean, Virginia
May 3, 1999